                                                           EXHIBIT 10(f)(14)(ii)

              EXTENSION AGREEMENT TO CONTINUE EMPLOYMENT AGREEMENT
                  between Paul G. Van Wagenen ("Executive") and
           Pogo Producing Company, a Delaware corporation ("Company"), dated as of February 1, 1994


          WHEREAS, Executive and Company are parties to an "Employment Agreement" bearing an original "Effective Date" of February 1, 1992, and an "Extension Agreement" dated as of February 1, 1993; and

          WHEREAS, February 1, 1994, (even date herewith) is hereby deemed to be the "Renewal Date" in that Employment Agreement; and

          WHEREAS, Executive and Company each wish to extend said
Employment Agreement for an additional one-year period so as to terminate (unless further extended) two years thereafter, (to-wit
January 31, 1996); and

          WHEREAS, Company desires to retain the services of Executive for the benefit of Company and its shareholders, and desires to induce Executive to remain in its employ for that extended time period; and

          WHEREAS, Executive has agreed to continue to serve as an employee of Company for the period specified herein from and after the date of this Extension Agreement; and

          WHEREAS, Company and Executive desire to enter into this Extension Agreement in order to formally secure for Company the benefit of the experience and abilities of Executive, and to set forth the agreements and understandings of Company and Executive; and

          WHEREAS, Company has advised Executive that execution and performance of this Extension Agreement by Company has been duly authorized and approved by all requisite corporate action on the part of the Company.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements herein contained, and in consideration of the sum of $10 paid by Company to Executive, receipt whereof is hereby acknowledged by Executive, Executive and Company do hereby agree as follows:

          1.   The Employment Agreement between Executive and
Company bearing an "Effective Date" of February 1, 1992 and a
"Renewal Date" which is deemed herein to be February 1, 1994, is hereby extended for an additional one-year period commencing
February 1, 1995 and ending January 31, 1996, unless such employment period is hereafter further extended for an additional period by both Executive and Company.

          2. All provisions of the Employment Agreement between Executive and Company dated February 1, 1992, and as it may have been and herein is amended, are continued in full force and effect without change as if the Employment Agreement had been initially effective as of February 1, 1994.

                              POGO PRODUCING COMPANY


                              By: /s/ John O. McCoy, Jr.
                                      Vice President and Chief
                                      Administrative Officer


ATTEST:

/s/ Ronald B. Manning
                              EMPLOYEE:

                              /s/ Paul G. Van Wagenen